Exhibit 99.1

KULR Technology Group Announces Issuance of U.S. Patent Covering Risk Minimization of Fires and Explosions in Lithium-Ion Battery Packs

Issuance of United States Patent Number 11018397 Further Bolsters Intellectual Patent Portfolio

SAN DIEGO / ACCESSWIRE / May 27, 2021 / KULR Technology Group Inc. (OTCQB: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, announced today the United States Patent and Trademark Office has awarded it a patent on its Thermal Runaway Shield (TRS) – a passive propagation resistant solution designed and successfully tested to reduce the hazardous risks associated with thermal runaway in lithium-ion battery packs. This is the third patent the Company has been granted on its TRS technology.

The Company’s TRS is a sleeve-like shield that surrounds and separates individual cells in multi-cell packs and contains carbon fiber core and liquid coolant. The unique combination and configuration of the shield passively draws intense heat of cell failures away from nearby cells while dousing the failed area in a cooling and fire-prevention liquid. The TRS product is used by NASA to transport to and store batteries aboard the International Space Station.

"Securing this patent is the continuation of our progress in making batteries safer," said Dr. Timothy Knowles, co-founder and Chief Technology Officer of KULR. “We are extremely proud with the development of our patent portfolio. This new issuance expands the comprehensiveness of our battery safety technology covering disastrous battery failures.”

The KULR team brings technologies and multi-decades of experience capable of solving today's problems in thermal management. In October 2020 the Consumer Product Safety Commission reported KULR’s design solutions could stop fires and explosions in lithium-ion battery packs, and provided additional insights on the future of safe battery technology.

“Battery safety is a global concern across many large and rapidly growing markets such as electric vehicles, battery storage, 5G infrastructure, drone delivery, and space exploration.” said Michael Mo, CEO of KULR. “We continue to work with government agencies, regulators and commercial customers across the world to deploy our technology.”

The patent, issued as #11018397, was awarded on May 25th, 2021.

About KULR Technology Group Inc.

KULR Technology Group Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com